                                                                     EXHIBIT 1.1


                                                                        12/12/96





                            URANIUM RESOURCES, INC.

                    1,400,000 SHARES OF COMMON STOCK MINIMUM
                    1,700,000 SHARES OF COMMON STOCK MAXIMUM

                              PLACEMENT AGREEMENT


                                                              December ___, 1996


EVEREN SECURITIES, INC.
77 West Wacker Drive
31st Floor
Chicago, Illinois 60601

Dear Sirs:

       Uranium Resources, Inc., a Delaware corporation (the "Company"), proposes to offer and sell (the "Offering") an aggregate minimum 1,400,000 and up to an aggregate maximum 1,700,000 shares of its common stock, $0.001 par value (the "Common Stock"), to certain purchasers. The Company hereby engages EVEREN Securities, Inc. to act as the Company's exclusive placement agent (the "Placement Agent") in connection with the Offering. The minimum 1,400,000 shares of Common Stock (the "Minimum Shares") and the maximum up to 1,700,000 shares of Common Stock (the "Maximum Shares") are herein collectively referred to as the "Shares." The Company understands that the Placement Agent is acting on a "best efforts" basis in connection with the Offering and that the Minimum Shares will be sold on an "all or none" basis, such that no Shares will be sold unless all the Minimum Shares are sold. The Shares and the Offering are more fully described in the Registration Statement and Prospectus referred to below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement and Prospectus.

              1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 333-____), including a preliminary prospectus, relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A under the Act is hereinafter referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter referred to as a "Preliminary Prospectus." As used herein, "Registration Statement" and "Prospectus" shall include, in each case, the material incorporated therein by reference filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of this Agreement, and "amended," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company of any document pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof.

              2. Agreement to Act as Placement Agent: Sale and Delivery of the Shares; Closing.

       (a) (i) On the basis of representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints the Placement Agent its agent and grants the Placement Agent the exclusive right to offer and sell the Shares, on a best efforts basis, for the account and risk of the Company. The Placement Agent accepts such appointment and agrees to use its best efforts as Placement Agent to offer and sell the number of Shares contemplated by this Agreement at the price stated in the Prospectus; and (ii) the Company hereby agrees to pay to the Placement Agent on the Closing Date a fee equal to 7% of the aggregate offering price (as set forth on the cover page of the Prospectus) of the Shares sold pursuant to the Offering.

       (b) The closing of the Offering is conditioned on the sale of the Minimum Shares prior to December __, 1996 (the "Termination Date"), and on the conditions precedent to closing provided for in this Agreement. The Placement Agent shall not be obligated to and does not intend itself to take (or purchase) any of the Shares. The Placement Agent shall obtain indications of interest from potential investors for the amount of the Offering. The Company shall not request effectiveness of the Registration Statement, and the Placement Agent shall not accept on behalf of the Company any investor funds, until indications of interest have been received for at least the Minimum Shares. The Placement Agent will accept subscriptions from investors on behalf of the Company unless the investor is a resident of a jurisdiction in which the Offering is not registered, qualified, or exempt from such registration or qualification.

       (c) Confirmations and definitive prospectuses shall be distributed to all investors by the Placement Agent at the time of pricing, informing investors of the closing date, which will be scheduled for three business days after pricing (the "Closing Date"). No investor funds shall be accepted by the Placement Agent on behalf of the Company prior to effectiveness of the Registration Statement.





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       (d)    On or before the Closing Date, all investor funds shall be wired directly by the investors into an escrow account established for the benefit of the investors with Norwest Bank Colorado, N.A. (the "Escrow Agent"). The Escrow Agent will invest such funds in accordance with Rule 15c2-4 promulgated under the Exchange Act. On or before the Closing Date, the Escrow Agent shall advise the Company whether the investors have deposited the requisite funds in the escrow account. If the requisite funds have been deposited, the Company shall deposit with the Depository Trust Company the Shares to be credited to the respective accounts of the investors. Investor funds, together with interest thereon, if any, shall be collected by the Company through the facilities of the Escrow Agent on the Closing Date. The Offering shall not continue after the Closing Date. In the event that investor funds are not received for the Minimum Shares prior to the Termination Date, all funds deposited in the escrow account shall promptly be returned.

       (e) If investor funds for more than the Maximum Shares are received, the Placement Agent, in its sole and absolute discretion, may allocate the Shares among all the investors in such manner as it shall see fit.

       (f) The Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and executive officers of the Company and each stockholder who is the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act) of 875,000 or more shares of the Company's Common Stock pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock (except by gift to a donee who agrees to be bound by the terms thereof and except for the bona fide pledge of such securities to a pledgee who agrees to be bound by the terms thereof) for a period of 90 days after the date of the Prospectus without the prior written consent of EVEREN Securities, Inc. In any event, each Lindner mutual fund owning any shares of the Company's Common Stock and Ryback Management Corporation shall be treated as such a beneficial owner, and the Company shall deliver an agreement of those parties as required by the preceding sentence. Further, the Company shall, concurrently with the execution of this Agreement, deliver to EVEREN Securities, Inc. a manually signed waiver of each right which may entitle the holder of the right to require registration under the Act of shares of Common Stock or any other security of the Company as part of the Registration Statement. In addition, concurrently with the execution of this Agreement, the Company shall deliver to EVEREN Securities, Inc. a manually signed waiver of the anti-dilution provisions that could be triggered by the Offering in the Note and Warrant Agreement dated May 25, 1995 among the Company, Lindner Investments (on behalf of Lindner Bulwark Fund) and Lindner Dividend Fund, Inc. The waivers shall be in form and substance satisfactory to EVEREN Securities, Inc.





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              3.     Agreements of the Company.  The Company agrees with you:

       (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if the Company elects to rely upon Rule 430A, to comply with the requirements of Rule 430A.

       (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the receipt of any comments from the Commission or the Blue Sky or other securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Registration Statement has become or becomes effective with a form of prospectus omitting certain information pursuant to Rule 430A under the Act, or filing of the Prospectus is otherwise required under Rule 424(b) under the Act, the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

       (c) To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

       (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

       (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of your counsel, a prospectus is required by law to be delivered in connection with sales of, or dealings in, the Shares, to furnish to you as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you may





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reasonably request and during such period to comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus.

       (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of your counsel, it becomes necessary to amend or supplement the Prospectus in order to have no untrue statement of a material fact therein and to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission at the Company's expense an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not be untrue and will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to you such number of copies thereof as you may reasonably request.

       (g) During the period specified in paragraph (e), to file all documents required to be filed with the commission pursuant to Sections 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

       (h) Prior to any public offering of the Shares, in cooperation with you and your counsel, to use its best efforts to register or qualify the Shares for offer and sale by you under the securities or Blue Sky laws of such states and other jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

       (i) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

       (j)    During the period of five years after the date of this Agreement,
(i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from





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the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

       (k) During the period of five years after the date of the Agreement, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange, and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

       (l) Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated (whether by you in accordance with the provisions of Section 9 or otherwise) to pay all reasonable costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the preparation, printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the preparation, printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda, the certificates for the Shares and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of your counsel, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and other jurisdictions (including in each case the fees and disbursements of your counsel relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering of the Shares, (vi) the listing of the Shares on the Nasdaq National Market and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as you may request for use in connection with the offering or sale of the Shares.

       (m) To use its best efforts to maintain the inclusion of the Common Stock on the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

       (n) Prior to the Closing Date, not to issue any press release or other communication relating to the offering of the Shares or hold any press conference with respect to the Company, any subsidiary, the financial conditions, results of operations, business, properties, assets, or liabilities of any of them, or this offering, without your prior written consent which shall not be unreasonably withheld.

       (o) To apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

       (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.





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       (q)    Not to take, at any time, directly or indirectly, any action intended or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of the Shares.

       (r) From the date of the Agreement through the Closing Date, not to engage any other party to act as placement agent, underwriter, investment advisor or in any other capacity in connection with any issuance or sale whether in a private placement or public offering pursuant to the Act, of any securities of the Company.

              4. Representations and Warranties of the Company. The Company represents and warrants to you that:

       (a) The Company meets the requirements for use of Form S-3 under the Act and has filed with the Commission the Registration Statement, including the Prospectus relating to the Shares.

       (b) The Registration Statement has become effective under the Act, no stop order suspending the effectiveness of the Registration Statement is in effect and, to the best of the Company's knowledge, after due inquiry, no proceedings for such purpose are pending before or contemplated by the Commission.

       (c) (i) Each part of the Registration Statement, when such part became effective under the Act, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the Exchange Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Placement Agent furnished to the Company in writing by you expressly for use therein.

       (d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (e) The documents incorporated by reference into the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, as of the date of this Agreement and the Closing Date, when read together with the Prospectus and any supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated





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therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and any documents filed after the date of this Agreement and so incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and when read together with the Prospectus and any supplement thereto will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (f) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than URI, Inc., Hydro Resources, Inc., URI Minerals, Inc., Beltline Resources, Inc. or Hydro Restoration Corporation. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, assets, results of operations, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

       (g) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in substantial compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

       (h) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

       (i) Except as disclosed in the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any of its subsidiaries has outstanding any options to purchase, registration rights, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

       (j) The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Depository Trust Company for the benefit of





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the purchasers of the Shares against payment therefor as provided in this
Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens and restrictions on transfer, and the issuance of such Shares will not be subject to any preemptive or similar rights.

       (k) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and except no representation or warranty is given us to the enforceability of those provisions relating to indemnity or contribution for liabilities arising under the Act.

       (l) The Company 's Common Stock, including the Shares, is eligible for trading on the Nasdaq National Market.

       (m) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except as disclosed in the Prospectus or except where any such violations or defaults would not result in a Material Adverse Effect.

       (n) Except as disclosed in the Prospectus, (i) each of the Company and its subsidiaries is in possession of and is operating in compliance with all authorizations, licenses, permits, consents, approvals, certificates, orders and other rights (including, without limitation those required by the Nuclear Regulatory Commission) of or with any court, regulatory, administrative or other governmental body reasonably necessary or required to conduct its businesses as now conducted or to own, lease or operate its properties, all of which are valid and in full force and effect, except where the failure to have possession thereof or to comply therewith would not have a Material Adverse Effect, and (ii) the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a Material Adverse Effect.

       (o) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state or local governmental authority or any court or other tribunal is required by the Company or any of its subsidiaries for the execution or delivery of, or the performance of the Company's obligations under, this Agreement (except filings under the Act, and filings under Blue Sky or securities laws of states or other jurisdictions or as may be required under the rules of the NASD).





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       (p)    No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets are subject, is required for the execution or delivery of, or the performance of the Company's obligations under, this Agreement.

       (q) Neither the execution and delivery of, nor the performance of the Company's obligations under, this Agreement, nor the issuance and sale of the Shares as contemplated hereby, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will violate, result in a breach of, conflict with, nor (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets are subject, nor violate or result in a breach of any term of the respective charter or by-laws of the Company or any of its subsidiaries nor violate, result in a breach of, or conflict with any law, rule, or regulation, or any order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject, except where such violation, breach or conflict would not, individually or in the aggregate, have a Material Adverse Effect and would not impair materially the ability of the Company to perform its obligations hereunder or thereunder.

       (r) Neither the Company nor any of its subsidiaries nor any of its executive officers, directors, or affiliates (as defined pursuant to the Act), has taken or will take, directly or indirectly, prior to the termination of this Agreement, any action designed to stabilize or manipulate the price of the Common Stock or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of any of the Shares.

       (s) There is no legal or governmental proceeding pending, or to the best of the Company's knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

       (t) The operations of the Company and its subsidiaries, and all of the real property owned by the Company or any of its subsidiaries (the "Owned Real Property") or leased by the Company or any of its subsidiaries (the "Leased Real Property"), comply in all respects with all applicable environmental, health or safety Legal Requirements(1) and all Legal Requirements





---------------

(1) For purposes of this Agreement, "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments. "Judgment" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any Governmental Authority.

administered or imposed by the Nuclear Regulatory Commission, except where a failure to so comply would not have a Material Adverse Effect; and none of the Company's operations thereon are subject to any judicial or administrative proceeding alleging a violation of any such Legal Requirements, except for any violation which would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries are the subject of any "Superfund" evaluation or investigation or any investigation or proceeding of any Governmental Authority(2) evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances(3). Except as disclosed in the Prospectus, the Company and its subsidiaries have no contingent liability in connection with any release of any Hazardous Substance into the environment, whether the release was with respect to the Owned or Leased Real Property by the Company or by any operations of any predecessor with respect to the Owned or Leased Real Property; and, except as disclosed in the Prospectus, no such release which could require remediation has occurred.

       (u) Except for permits or licenses for which applications have been made or will be made for future operations as disclosed in the Prospectus, all permits, licenses, permissions, and other authorizations relating to the Owned or Leased Real Property which are necessary under applicable Legal Requirements with respect to pollution or protection of the environment have been obtained, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of pollutants, contaminants, or Hazardous Substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.
The Company and each of its subsidiaries is in compliance in all





---------------

(2) For purposes of this Agreement, "Governmental Authority" means (i) the United States of America, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and (ii) any foreign (as to the United States of America) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority or instrumentality of any of the same.

(3) For purposes of this Agreement, "Hazardous Substances" means any pollutant, contaminant, chemical, industrial, toxic, hazardous, or noxious substance or waste which is regulated by any Governmental Authority, including (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. '6901 et seq.), as amended, and rules and regulations promulgated thereunder, (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) (42 U.S.C. '9601 et seq.), as amended, and rules and regulations promulgated thereunder, (iii) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. '2601 et seq.), as amended, and rules and regulations promulgated thereunder, (iv) asbestos, (v) polychlorinated biphenyls, (vi) any substances regulated under the underground storage tanks provisions of Subtitle I of RCRA (42 U.S.C. '6991 et seq.), as amended, and rules and regulations promulgated thereunder, (vii) any "economic poison" as defined in the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ' 135, et seq.); (viii) any petroleum or petroleum compounds (refined or crude) flammable substances, explosives, radioactive materials, or any other materials or pollutants which pose a hazard or potential hazard to the Owned or Leased Real Property or to persons thereon; (ix) any substance the presence, use, treatment, storage or disposal of which on the Owned or Leased Real Property is prohibited by any Legal Requirements, and (x) any other substance which by any Legal Requirement requires special handling, reporting, or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

respects with all terms and conditions of such permits, and is in compliance in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and time-tables contained in such Legal Requirements or contained in any other environmental, health or safety Legal Requirements relating to the Owned or Leased Real Property except where noncompliance would not have a Material Adverse Effect. The Company and each of its subsidiaries have not received any notice of, nor does the Company or any of its subsidiaries have any knowledge of circumstances relating to, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans, including but not limited to the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from the Owned or Leased Real Property, which could interfere with or prevent continued compliance, or which could give rise to any liability except as disclosed in the Prospectus, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or Hazardous Substances from or attributable to the Owned or Leased Real Property. The Company and each of its subsidiaries have provided to EVEREN Securities, Inc. complete and correct copies of (i) all studies, reports, surveys and other materials in their possession relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Owned or Leased Real Property, and (ii) all materials in the Company's or any of its subsidiaries' possession relating to any claim, allegation or action by any private party under any environmental, health or safety Legal Requirement with respect to the Owned or Leased Real Property. To the best knowledge of the Company and each of its subsidiaries, (i) no underground storage tanks are currently or have been located on any Owned or Leased Real Property and (ii) no building or other structure on any Owned or Leased Real Property contains asbestos.

       (v) The Company has no reason to believe that, except as disclosed in the Prospectus, it will not obtain all permits, licenses, permissions and other authorizations relating to the properties referenced in the Prospectus as Vasquez and Alta Mesa in Texas and Churchrock and Crownpoint in New Mexico that are or will be necessary under applicable Legal Requirements to explore, develop and produce uranium from such properties, using the in situ leach mining process.

       (w) All of the improvements (including leasehold improvements) and premises of each parcel of the Owned Real Property and Leased Real Property are in good condition and repair, ordinary wear excepted, and are suitable for the purposes for which are currently used or proposed to be used by the Company or any of its subsidiaries. The current use and occupancy of each parcel of the Owned Real Property and Leased Real Property and the improvements thereon by the Company or any of its subsidiaries are in compliance with all applicable Legal Requirements and private covenants and restrictions and do not constitute nonconforming uses under any applicable zoning requirement. Each parcel of Owned Real Property and each parcel of Leased Real Property (i) has access to and over public streets or highways, or private streets or highways for which the Company or any of its subsidiaries has a valid right of ingress and egress,
(ii) conforms in its current use to all material zoning requirements without reliance on a variance issued by a Governmental authority or a classification of the parcel in question as a nonconforming use, and (iii) conforms in its current use to all material restrictive covenants, if any, or other material encumbrances affecting all or part of such parcel.

       (x) The Company or any of its subsidiaries have good, indefeasible and marketable title to the Owned Real Property and all of their other tangible and intangible assets and properties, subject only to liens for taxes not yet due and payable, except as otherwise described in the Prospectus or where failure to so have would not result in a Material Adverse Effect. The tangible and intangible assets and properties owned or leased by the Company or any of its subsidiaries include all properties, assets, and rights necessary to conduct the business of the Company and each of its subsidiaries as currently conducted. All tangible assets and properties owned or leased by the Company and each of its subsidiaries are in good condition and repair, ordinary wear excepted.

       (y) All leases to which the Company or any of its subsidiaries is a party are valid and binding obligations and no default has occurred or is continuing thereunder, except where such invalidity, unenforceability or default would not result in a Material Adverse Effect; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary.

       (z) Arthur Andersen LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act.

       (aa) The consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved as certified by the independent accountants named in the preceding paragraph of this section, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

       (ab) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described therein: (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the business affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business; (ii) the Company and its subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and its subsidiaries; (iii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iv) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (v) there has not been any change in the capital stock or indebtedness material to the Company and its subsidiaries (other than in the ordinary course of business); and (vi) there has not been any issuance of warrants, options, convertible securities or other rights to purchase or acquire capital stock of the Company.

       (ac) Each of the Company and its subsidiaries has sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations reasonably necessary to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a Material Adverse Effect; the Company has no knowledge of any material infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar propriety rights (collectively, "Proprietary Rights") of others, and there is no claim being made against the Company or its subsidiaries regarding infringement of any Proprietary Right which could have a Material Adverse Effect; and except as disclosed in the Prospectus, neither the Company nor its subsidiaries is obligated or under any liability whatsoever to pay any royalty, fee or other similar payment in respect of any Proprietary Rights.

       (ad) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might reasonably be asserted or which has been threatened against the Company or its subsidiaries which could have a Material Adverse Effect.

       (ae) Except as disclosed in the Prospectus, the Company owns and has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to manufacture, operate and sell all products and services sold or developed and proposed to be sold by it as described in the Prospectus, free and clear of any rights, liens and claims of others. The Company is not using any material confidential information or trade secrets of any former employer of any of its past or present employees.

       (af) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending, revoking or refusing to grant or renew any license, certificate, permit, authorization, approval, order, franchise or right in any material respect reasonably necessary to the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the Prospectus.

       (ag) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

       (ah) Neither the Company nor any of its subsidiaries is an "investment Company" or a Company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as mended.

       (ai) The Company and each of its subsidiaries has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

       (aj) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

       (ak) Except for the employee benefit plans described in the Prospectus, the Company and each of its subsidiaries have not had any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements ("Plans") that is subject to the provisions of the Employee Retirement income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance with ERISA, in all material respects, and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code in all material respects. The Company has not had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA or any defined benefit plan or multiemployer plan. The Company has not maintained retired life and retired health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. To the knowledge of the Company and each of its subsidiaries, no fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited action as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployee plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA. The Company and each of its subsidiaries do not have or expect to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal ability with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of its subsidiaries is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

       (al) No labor dispute exists with the employees of the Company or any of its subsidiaries, and to the knowledge of the Company and each of its subsidiaries, no such labor dispute is imminent. The Company and each of its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that would have a Material Adverse Effect.

       (am) All transactions between and among the Company or any of its subsidiaries and the officers, directors, promoters and principal stockholders of the Company or any of its subsidiaries, which transactions are required to be disclosed in the Prospectus (whether directly in the Prospectus or through incorporation by reference) by the Act or the applicable rules, regulations, releases and instructions of the Commission under the Act, have been accurately disclosed in the Prospectus; and the terms of each such transaction are fair to the Company or its subsidiaries and no less favorable to the Company or its subsidiaries than the terms that could have been obtained form unrelated parties. Except as set forth in the Prospectus, there are no transactions with affiliated entities that are required to be disclosed by the Act or the applicable rules, regulations, releases and instructions of the Commission under the Act.

       (an) The Company and each of its subsidiaries are not aware that (i ) any executive, key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or such subsidiary or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or any of its subsidiaries.

       (ao) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as contemplated by this Agreement, the Company and its subsidiaries have not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              5.     Indemnification.

       (a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stored therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Placement Agent furnished in writing to the Company by you through you expressly for use therein. The Company acknowledges that the only information relating to the Placement Agent furnished in writing to the Company by you expressly for use in the Registration Statement or Prospectus are the statements set forth in Note 1 to the table on the cover page and under the caption "Plan of Distribution" in the Prospectus.

       (b) In case any action shall be brought against the Placement Agent or any person controlling the Placement Agent, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, the Placement Agent shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The Placement Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the Placement Agent or such controlling person and the Company, as the case may be, and counsel for the Placement Agent or such controlling person has reasonably concluded that there may be one or more legal defenses available to the Placement Agent or such controlling person which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Placement Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all the Placement Agents and controlling persons, which firm shall be designated in writing by EVEREN Securities, Inc. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, whose consent shall not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Placement Agent and any such controlling person from and against any loss or liability by reason of such settlement. If at any time the indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than fifteen business days after receipt by such indemnifying party of the aforesaid request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (c) The Placement Agent agrees to indemnify and hold harmless the Company and its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent but only with reference to information relating to the Placement Agent furnished in writing by or on behalf of the Placement Agent through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Company or any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, the Placement Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Placement Agent), and the Company and its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Placement Agent, by Section 5(b) hereof.

       (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total fees received by the Placement Agent under this Agreement, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Placement Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total purchase price for the Shares exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              6. Conditions of Placement Agent's Obligations. The Placement Agent's obligations hereunder and the closing of the purchase of the Shares contemplated hereby are subject to the satisfaction of each of the following conditions:

       (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of such date.

       (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

       (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and the Prospectus,
(i) there shall not have been any action or inaction which might result in a material adverse change in the condition (financial or otherwise), earnings, assets, results of operations, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Change") which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby, (ii) except as set forth in the Registration Statement and the Prospectus, no verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a Material Adverse Change, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained the result of which would have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries the result of which could have a Material Adverse Effect or may materially affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Paul K. Willmott and Thomas H. Ehrlich, in their capacities with the Company as the Chairman, Chief Executive Officer and President in the case of Mr. Willmott, and Vice President and Chief Financial Officer in the case of Mr. Ehrlich, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 8.

       (d) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated as of the Closing Date of Baker & Hostetler, counsel for the Company, to the effect that:

              (i) Each of the Company and its subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and to the best of such counsel's knowledge, after due inquiry, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear, to best knowledge of counsel, after due inquiry, of any security interest, claim, lien, encumbrance or adverse interest of any nature.

              (ii) The Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights granted by the Company's certificate of incorporation or by statute or, to the best knowledge of such counsel after due inquiry, other rights to subscribe for or purchase securities. The form of certificate for the Shares is in due and proper form and complies with all applicable statutory requirements.

              (iii) The Shares have been duly authorized and, when issued and delivered, will be validly issued, fully paid and non-assessable. No preemptive rights granted by the Company's certificate of incorporation or by statute or, to the best knowledge of such counsel, after due inquiry, rights of first refusal or other similar subscription or purchase rights of shareholders of the Company, or of holders of warrants, options, convertible securities or other rights to acquire shares of capital stock of the Company, exist with respect to any of the Shares or the issue and sale thereof. To the best knowledge of such counsel, after due inquiry, no rights to register outstanding shares of the Company's capital stock, or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock, exist which have not been validly exercised or waived with respect to the Registration Statement. The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus.

              (iv) Except as disclosed in the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any of its subsidiaries has outstanding any preemptive rights, or to the best of such counsel's knowledge, after due inquiry, any options to purchase or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, or any registration rights.

              (v) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law), bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and except no opinion need be given as to the enforceability of those provisions relating to indemnity or contribution for liabilities arising under the Act.

              (vi) The Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge, after due inquiry, pending before or contemplated by the Commission.

              (vii) The statements set forth in the Prospectus under the headings "Capitalization" and "Description of Capital Stock" and Item 15 of
Part II of the Registration Statement insofar as such statements constitute a summary of documents referred to therein or of legal matters or proceedings, are complete and accurate in all material respects and fairly summarize in all material respects the information called for with respect to such documents, legal matters and proceedings.

              (viii) The Shares and the Common Stock conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

              (ix) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge, after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except as disclosed in the Prospectus or except where such violation or default would not result in a Material Adverse Effect.

              (x) To the best of such counsel's knowledge, after due inquiry, and except as disclosed in the Prospectus, each of the Company and its subsidiaries is in possession of and is operating in compliance with all authorizations, licenses, permits, consents, approvals, certificates, orders and other rights of or with any court, regulatory, administrative or other governmental body reasonably necessary or required to conduct its businesses as now conducted or to own, lease or operate its properties, except where the failure to have possession thereof or to comply therewith would not have a Material Adverse Effect.

              (xi) No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state or local governmental authority or any court or other tribunal is required by the Company or any of its subsidiaries for the execution or delivery of, or the performance of the Company's obligations under, this Agreement (except filings under the Act and filings under Blue Sky or securities laws of states or other jurisdictions or as may be required under the rules of the NASD).

              (xii) No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets are subject, is required for the execution or delivery of, or the performance of the Company's obligations under, this Agreement.

              (xiii) Neither the execution and delivery of, nor the performance of the Company's obligations under, this Agreement nor the issuance and sale of the Shares as contemplated hereby nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will violate, result in a breach of, conflict with, nor (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets are subject, and which are known to counsel after due inquiry, nor violate or result in a breach of any term of the respective charter or by-laws of the Company or any of its subsidiaries nor violate, result in a breach of, or conflict with any law, rule, or regulation, or to the best of such counsel's knowledge after due inquiry, any order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject, except where such violation, breach or conflict would not, individually or in the aggregate, have a Material Adverse Effect or would impair materially the ability of the Company to perform its obligations hereunder or thereunder.

              (xiv) To the best of such counsel's knowledge, after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

              (xv) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xvi) (1) The Company is eligible to use Form S-3 under the Act for the registration of the Shares, (2) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and notes, schedules and other financial statistical data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Act and the Exchange Act, and (3) no facts have come to the attention of such counsel that have led such counsel to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented, if applicable (except for financial statements as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

              (xvii) Documents incorporated by reference into the Prospectus (except for financial statements and notes, schedules and other financial statistical data included therein as to which no opinion need be expressed), at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and to the best of such counsel's knowledge, after due inquiry, such documents, when they were so filed, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (xviii) No transfer taxes are required to be paid in connection with the sale and delivery of the Shares from the Company to the purchase of the Shares hereunder.

              In giving the opinions stated in clause (x) above, Baker & Hostetler as counsel for the Company may rely upon the opinion of another counsel of the Company, in which case the opinion of Baker & Hostetler shall state that they believe that the Placement Agent and they are entitled to rely on the opinion of the other counsel. Baker & Hostetler may also state in the opinion that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Placement Agent and are in a form satisfactory to the Placement Agent.

       (e) You shall have received on the Closing Date an opinion, dated as of the Closing Date of Holland & Hart LLP, counsel for the Placement Agent, in form and substance reasonably satisfactory to you.

       (f) You shall have received on the Closing Date a letter in form and substance satisfactory to you, from, Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Arthur Andersen LLP on the date of this Agreement.

       (g) Prior to the Closing Date the Company shall have furnished you or your counsel such further information, certificates and documents as you may reasonably request.

       (h) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

       (i) All proceedings taken in connection with the issuance, sale, transfer and delivery of the Shares shall be satisfactory in form and substance to the Placement Agent and it counsel.

       (j) The Minimum Purchase shall have been tendered to the Company in accordance with the terms hereof.

              If any of the conditions herein above provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Placement Agent hereunder may be terminated by you by notifying the Company of such termination at or prior to the Closing Date. In such event, the Company and the Placement Agent shall not be under any obligation to each other, except Sections 3(l), 4, 5, 7 and 9 hereof shall survive and remain in effect.

              7. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

              This Agreement may be terminated by you by providing notice to the Company as follows:

       (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or National Market,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States; or

       (b)    as provided in Section 6 of this Agreement.

              Notwithstanding any termination of this Agreement, the obligation under Sections 3(l), 4, 5, 7 and 9 hereof shall survive and remain in effect.

              8. Right of First Refusal. If the Offering is consummated and if, at any time during the two-year period next following the effective date of the Registration Statement, the Company or any of its subsidiaries or affiliates determines to retain a financial advisor, investment banker or other similar agent in connection with any financial advisory, investment banking or related service engagement, the Company, its subsidiary or affiliate shall first offer to retain the Placement Agent as its exclusive financial advisor, investment banker or agent, as the case may be, for the provision of such services on the basis of the Placement Agent's usual and customary terms, conditions and fees; provided such terms, conditions and fees are not less favorable than those generally available to the Company from another comparable financial advisor, investment banker or similar agent.

              9. Miscellaneous; Out-of-Pocket Expenses. Notices given pursuant to any provision of this Agreement shall be directed as follows: (a) if to the Company, to Uranium Resources, Inc., 12750 Merit Drive, Suite 1020, Dallas, TX 75251, and (b) if to the Placement Agent, to EVEREN Securities, Inc., 77 West Wacker Drive, 31st Floor, Chicago, Illinois 60601, or in any case to such other address as the person to be notified may have requested in writing. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.

              The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its executive officers and directors and of the Placement Agent set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Placement Agent or by or on behalf of the Company, the executive officers or directors of the Company or any controlling person of the Company,
(ii) acceptance of the Shares and payment for them hereunder or (iii) termination of this Agreement.

              The Company shall reimburse the Placement Agent for actual accountable out-of-pocket expenses reasonably incurred by the Placement Agent in connection with the Offering, including, but not limited to, the fees and disbursements of the Placement Agent's counsel, unless the closing of the purchase of Shares contemplated by this Agreement does not occur as a result of a material breach by the Placement Agent of its obligations under this Agreement. Total reimbursable expenses paid by the Company under this paragraph, excluding fees and disbursements of the Placement Agent's counsel, shall not exceed $41,000. The reimbursable expenses paid by the Company under this paragraph for fees of the Placement Agent's counsel in the United States (which includes legal fees for blue sky matters in the United States, but does not include fees of local counsel relating to international blue sky matters or any counsel's disbursements, such as travel, filing fees, faxes and photocopies) shall not exceed a total of $135,000. The Placement Agent shall not be entitled to reimbursement for the value of the time which the Placement Agent and its employees have expended in connection with the Offering.

              Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Placement Agent, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

              Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction.

              This Agreement shall be governed and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of Colorado.

              This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

              Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.



                                          Very truly yours,

                                          URANIUM RESOURCES, INC.


                                          By:
                                              ----------------------------------
                                               Name:
                                               Title:
                                               Date:
EVEREN SECURITIES, INC.


 By:
      --------------------------------
      Name:
      Title:
      Date: